UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 15, 2008

Teleflex Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5353	23-1147939
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

155 South Limerick Road, Limerick, Pennsylvania		19468
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-948-5100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

On December 15, 2008, the Board of Directors of Teleflex Incorporated (the "Company") approved certain restructuring initiatives with respect to the Company's Commercial Segment (the "Commercial Segment Restructuing") to address an expected continuation of weakness in the marine and industrial markets. These initiatives will involve the consolidation of operations and a related reduction in workforce at certain of the Company's facilities in North America and Europe.

The Company currently estimates that the total amount of one-time charges to be recorded in connection with the program will be in the range of $10 million to $12 million before taxes, of which approximately 50% are expected to be non-cash charges. The Company expects that $2 million of these charges will be incurred in the fourth quarter of 2008 and that the remaining charges will be incurred over the next 12 months. The total charges are comprised of the following:

• approximately $3.2 million to $3.5 million in connection with employee severance costs;

• approximately $0.3 million to $0.4 million in connection with contract terminations, primarily relating to leases;

• approximately $4.1 million to $4.9 million in connection with asset impairments; and

• approximately $2.4 to $3.2 million relating to other costs, including environmental, relocation and moving and other miscellaneous costs.

As the program progresses, management will re-evaluate the estimated costs set forth above, and may revise its estimates and the accounting charges relating thereto, as appropriate, consistent with generally accepted accounting principles.

This report contains forward-looking statements, including, but not limited to statements relating to planned actions under the restructuring initiatives; costs expected to be recorded in connection with the initiatives; timing of the initiatives; and anticipated charges to be recorded over the next 12 months. Actual results could differ materially from those described in the forward-looking statements due to, among other things, unanticipated expenditures in connection with the initiatives; costs and length of time required to comply with legal requirements applicable to certain initiatives; unanticipated difficulties in connection with consolidation of manufacturing and administrative functions; and other factors described in the Company’s periodic filings with the Securities and Exchange Commission.

Item 7.01 Regulation FD Disclosure.

On December 17, 2008, the Company issued a press release (the "Press Release") announcing its plans to initiate the Commercial Segment Restructuring. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report.

The information furnished pursuant to Item 7.01 of this Current Report, including Exhibit 99.1 hereto, shall not be considered "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered "filed" or incorporated by reference therein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release, dated December 17, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teleflex Incorporated

December 17, 2008	By:	Kevin K. Gordon

Name: Kevin K. Gordon
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated December 17, 2008